INDEPENDENT MANAGEMENT CONSULTING AGREEMENT

THIS  CONSULTING AGREEMENT (the "Agreement") is made and  entered
into   this  17th  day  of  May,  1999,  by  and  between  LUGION
ASSOCIATES, LTD. (the "Consultant") and CASINOBUILDERS.COM,  INC.
(the "Client").

WHEREAS, Consultant is in the business of providing management consulting and advisory services; and

WHEREAS, the Client deems it to be in its best interest to retain Consultant to render to the Client management consulting and advisory services, and whereas, the Consultant is ready, willing and able to render such consulting and advisory services to the Client as hereinafter described on the terms and conditions more fully set forth below.

NOW,  THEREFORE,  in  consideration of the  mutual  promises  and
covenants   set  forth  in  this  Agreement,  the   receipt   and
sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

1.   Consulting   Services:   The  client  hereby   retains   the
     Consultant as an independent consultant to the Client, and the Consultant hereby accepts and agrees to such retention. The Consultant shall render to the Client such services as set forth on Exhibit A, attached hereto and by reference incorporated herein.

          It is acknowledge and agreed by the Client that Consultants carries no professional licenses, other than any that may be listed on Exhibit A; and is not rendering legal advice or performing accounting services, nor acting as an investment advisor or broker/dealer within the meaning of applicable state and federal securities laws. It is further acknowledged and agreed by the client that the consulting advisory services to be performed to the Client hereunder shall not be rendered in connection with the offer and sale of Securities in a capital raising transaction.

2. Independent Contractor: Consultant agrees to perform its consulting duties hereto as an independent contractor. Nothing contained herein shall be considered to as creating an employer-employee relationship between the parties to this Agreement. The Client shall not be liable to third parties for the acts of Consultant or its servants or agents, in performing the consulting duties hereunder, except in the cases of damages or injuries acting on behalf of the Client. The Client shall not make social security, workers compensation or employment insurance payments on behalf of Consultant. The parties hereto acknowledge and agree that Consultant cannot guarantee the results or effectiveness of any of the services rendered or to be rendered by Consultant hereunder. Rather, Consultant shall use its best efforts to conduct its services and affairs in a professional manner and in accordance with good industry practice.
3. Time, Place and Manner of Performance: The Consultant shall be available for advice as and counsel to the officers and directors of the Client at such reasonable and convenient times and places as may be mutually agreed upon. Except as aforesaid, the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by Consultant in any specific service shall be determined at the sole discretion of the Consultant.
4.   Term of Agreement:  The term of this Agreement shall be one
(1) year, commencing on the date of this Agreement, both subject to prior termination as hereinafter provided.
5. Compensation: In full consideration of the services to be provided for the Client by Consultant as fully set forth in Exhibit A, the Client agrees to compensate Consultant in the manner set forth in exhibit B.
6. Expenses: The Consultant will be responsible for all expenses incurred.
7.   Termination:

     A) Consultant's relationship with the Client hereunder may be terminated at any time by mutual written agreement of the parties hereto.
B) This Agreement shall terminate upon the dissolution, bankruptcy or insolvency of the Client.
C) This Agreement may be terminated by either party upon giving written notice to the other party if the other party is in default hereunder and such default is not cured within fourteen
(14) business days of written notice of such default.
D) Without excusing the Client's obligations under Section 5 herein above, Consultant shall have the right and discretion to terminate this Agreement should the Client violate any law, ordinance, permit or regulation of any government entity, except for violations which either singularly or in the aggregate do not have or will not have a material adverse effect on the operations of the Client.
E) Without excusing Consultant's obligations under Section 9 herein below the provisions of this Agreement relating to written notice in any of the following shall occur:

          (i) Any willful breach of duty or habitual neglect of duty by Consultant;
(ii) Any material breach by Consultant of the obligations in section 9.

8.   Work  Product:   It  is  agreed  that  all  information  and
     material produced for the Client shall be the property of the Consultant, free and clear of all claims thereto by the Client, and the Client shall retain no claim of authorship therein.
9. Confidentiality: The Consultant recognized and acknowledges that it has and will have access to certain confidential information of the Client and its affiliates that are valuable, special and unique assets and property of the Client and such affiliates. The Consultant will not, during the term of this Agreement, disclose, without the prior written consent or authorization of the Client, any of such information to any person for any reason or purpose whatsoever. In this regard, the Client agrees that such authorization or consent to disclose may be conditioned upon the disclosure being made pursuant to a
secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which information is to be disclosed or in compliance with the terms of a judicial order or administrative process.
10.  Conflict of Interest:   The consultant shall be free to
perform services for other persons. The Consultant will notify the client of its performance of consultant services for any other person, which could conflict with its obligations under the Agreement. Upon receiving such notice the Client may terminate this Agreement or consent to the Consultant's outside consulting activities; failure to terminate this Agreement within seven (7) days of receipt of written notice of conflict, shall constitute the Client's ongoing consent to the Consultant's outside consulting services.
11. Disclaimer of Responsibility for Acts of the Client: The obligations of Consultant described in this Agreement consist solely of the furnishing of information and advice to the Client in the form of services. In no event shall Consultant be required by this Agreement to represent or make management decisions for the Client. All final decisions with respect to acts and omissions of the Client or any affiliates and subsidiaries, shall be that of the Client or such affiliates and subsidiaries, and Consultant shall under no circumstances be liable for any expense incurred or loss suffered by the Client as a consequence of such acts or omissions.
12. Indemnity by the Client: The Client shall protect, defend, indemnify and hold Consultant and its assigns and attorney, accountants, employees, officers and directors harmless from and against all losses, liabilities, damages, judgments, claims, counterclaims, demands, actions. Proceedings, costs and expenses (including reasonable attorney fees) of every kind and character resulting from, relating to or arising out of (a) the inaccuracy, non-fulfillment or breach of any representation, warranty, covenant or agreement made by the Client herein; or (b) any legal action, including any counterclaim, representation, warranties, covenant or agreement made by the Client herein; or (c) neglect or willful misconduct occurring during the terms thereof with respect to any of the decisions made by the Client.
13. Notices: Any notices required or permitted to be given under the terms of this agreement shall be considered to be sufficient if in writing and delivered or sent by registered or certified mail to the office of each party.
14. Waiver of breach: Any waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by any party.
15. Assignment: This Agreement and the rights and obligations of the Consultant hereunder shall not be assignable without the written consent of the Client.
16. Applicable Law: It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Nevada and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with or by reason of this Agreement, the laws of the State of Nevada shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction on which any action or special proceeding may be instituted.
17. Severability: All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.
18. Entire Agreement: This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replace all prior understanding, agreements and negotiations between the parties.
19. Waiver and Modification: Any waiver, alteration or modification of any or parts of this Agreement shall be valid only if made in writing and signed by the parties hereto. Each party hereto may waive any of its rights hereunder without effecting a waiver with respect to any subsequent occurrences or transactions hereof.
20. Binding Arbitration: As concluded by the parties hereto upon the advice of counsel, and as evidenced by the signature of the parties hereto, any controversy between the parties hereto involving the construction or application of any of the terms, covenants or conditions of this agreement, shall on the written request of one party served upon the other, be submitted to arbitration.
21. Counterparts and Facsimile Signatures: This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimi8le copies shall constitute and be enforceable original documents.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

CONSULTANT:

LUGION ASSOCIATES, LTD.
By:  /s/ Dan Luther
     Dan Luther, President

CLIENT:

By:  /s/ Paul A. Ruppanner
     Paul A. Ruppanner, President

                            EXHIBIT A

Consultant agrees to provide the following services to clients:

Consultant shall provide services to Client as an independent management consultant. The Consultant shall make itself available to consult with the board of directors, officers, employees, representatives and agents of the Client at reasonable times, concurring matters pertaining to the overall business and financial operations of the Client as well as the organization of the administrative staff of the Client, the fiscal policy of the Client, and in general, concerning any problem of importance concerning the business affairs of the Client. Consultant may at the request of the Client, assist in the preparation of written reports on financial, accounting or marketing matters, review final information, analyze markets and report to the Client's chief Executive Officer, President, Vice Presidents or treasurer on proposed investment opportunities, and develop short and long term strategic business plans. In addition, Consultant shall provide liaison services to the Client with respect to the Client's relationships with unaffiliated third parties. Consultant will not perform any activities that could subject Consultant to any allegation of violations of Federal or applicable State securities law.

                            EXHIBIT B

Client agrees to compensate consultant as follows:

For  all  services rendered by Consultant under  this  Agreement,
Client   shall   provide   250,000   shares   of   free   trading
CasinoBuilders.com, Inc. common stock.

The Client shall provide 50,000 shares upon acceptance of this Agreement and the remaining shares as follows:

At the end of each quarter of the contract term 50,000 free trading common shares of CasinoBuilders.com, Inc. stock will be disbursed to Consultant.

With regard to debt financing, equity financing, mergers or acquisitions, all of the above will be dealt with on a per deal basis, submitted in writing by Consultant, and agreed to by and between the Consultant and the Client as to any additional compensation or bonuses.

The above compensation is for a one (1) year period.

Initials:

DL /s/DL                      /s/PAR
     David C. Luther               Paul A. Ruppanner